SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Growth Trust

Eaton Vance Investment Trust

Eaton Vance Municipals Trust

Eaton Vance Municipals Trust II

Eaton Vance Mutual Funds Trust

Eaton Vance Series Fund, Inc.

Eaton Vance Series Trust

Eaton Vance Series Trust II

Eaton Vance Special Investment Trust

Eaton Vance Variable Trust

Eaton Vance NextShares Trust

Eaton Vance NextShares Trust II

Core Bond Portfolio

Emerging Markets Local Income Portfolio

Eaton Vance Floating Rate Portfolio

Global Income Builder Portfolio

Global Macro Absolute Return Advantage Portfolio

Global Macro Capital Opportunities Portfolio

Global Macro Portfolio

Global Opportunities Portfolio

Greater India Portfolio

High Income Opportunities Portfolio

International Income Portfolio

Senior Debt Portfolio

Short Duration High Income Portfolio

Stock Portfolio

Tax-Managed Growth Portfolio

Tax-Managed International Equity Portfolio

Tax-Managed Multi-Cap Growth Portfolio

Tax-Managed Small-Cap Portfolio

Tax-Managed Value Portfolio

5-To-15 Year Laddered Municipal Bond Portfolio

(Name of Registrant as Specified in Its Charter)

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Video Script

Tom Faust:

This is Tom Faust, Chairman and Chief Executive Officer of Eaton Vance.

As you may be aware, Eaton Vance has entered into a definitive agreement to be acquired by Morgan Stanley, one of the world’s leading financial services firms. In connection with the proposed transaction, shareholders of each of the Eaton Vance, Parametric and Calvert mutual funds and closed-end funds are being asked to approve new investment advisory agreements. Approval will provide continuity of the Funds’ investment programs and help ensure that Fund operations continue uninterrupted after the close of the transaction.

Fund shareholders will soon receive proxy materials for shareholder meetings to consider the new agreements. The Funds’ Boards of Trustees have carefully considered all the proposals, and unanimously recommend that shareholders vote FOR each proposal.

In addition, owners of separate accounts and certain private funds managed by Eaton Vance Management, Parametric, Calvert and Atlanta Capital may be sent consent letters to permit the management of their investment strategies to continue uninterrupted following the close of the transaction. Depending on the terms of the individual investment management agreement, client consents may be required to be in writing.

Eaton Vance and Morgan Stanley share a deep commitment to putting the interests of our clients first. We believe our proposed combination does just that. Eaton Vance and Morgan Stanley Investment Management will together create one of the world’s largest and most important global asset managers, with approximately $1.2 trillion of assets under management and expertise spanning the global capital markets. Bringing Eaton Vance and Morgan Stanley Investment Management together creates a uniquely powerful set of investment solutions to serve both institutional and individual clients in the U.S. and internationally.

We encourage our Fund shareholders and separate account clients to read the proxy and consent materials carefully, and to vote in favor of the proposals by following the instructions provided.

Thank you for your support in this important matter.